UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19711 (Commission File Number)	84-0997049 (IRS Employer Identification No.)

9965 Federal Drive

Colorado Springs, Colorado 80921

(Address of principal executive offices) (Zip Code)

(719) 633-8333

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On December7, 2015, The Spectranetics Corporation, a Delaware corporation (the “Company”), entered into a term loan credit and security agreement (the “Term Loan Credit Agreement”) and a revolving loan credit and security agreement (the “Revolving Loan Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”), each dated December 7, 2015 (the “Closing Date”), by and among the Company and AngioScore Inc., as borrowers (jointly, the “Borrowers”), MidCap Financial Trust, as administrative agent (the “Administrative Agent”) and as a lender, and the other lenders party thereto.  The Credit Agreements replace the Wells Fargo Credit Agreement (as defined below). The Term Loan Credit Agreement provides for a five-year $60 million term loan facility (the “Term Loan Facility”) and the Revolving Loan Credit Agreement provides for a five-year $50 million revolving loan facility (the “Revolving Loan Facility”). The Revolving Loan Facility may be increased to up to $70 million at the Company’s request and with approval of the Administrative Agent and the lenders. The obligations of the Borrowers under the Credit Agreements are secured by a lien on substantially all of the assets of the Borrowers.

The Term Loan Facility bears interest at the LIBOR Rate (as defined in the Term Loan Credit Agreement) plus an applicable margin of 7.50% per annum; provided that the applicable margin will be reduced to 6.50% if the Company’s EBITDA (as defined in the Term Loan Credit Agreement) is equal to or greater than $6,000,000 for a specified prior period and certain other conditions are met.  The Borrowers may prepay all or a portion of the Term Loan Facility subject to certain conditions and a prepayment fee of (i) 3.0% of the amount of the Term Loan Facility prepaid in the first year following the Closing Date and (ii) 2.0% of the amount of the Term Loan Facility prepaid thereafter.  The Term Loan Facility is subject to an exit fee of 4.0% of the amount advanced under the Term Loan Facility. Interest-only payments are due during the first 24 months of the Term Loan Facility, with principal payments beginning thereafter in equal monthly installments until maturity, provided that the Borrowers may postpone making principal payments for an additional 12 months if certain conditions are met and the Administrative Agent and lenders agree to such extension. If the Administrative Agent and lenders do not agree to such extension, the prepayment fee and unearned portion of the exit fee will be waived.

Amounts drawn under the Revolving Loan Facility bear interest at the LIBOR Rate (as defined in the Revolving Loan Credit Agreement) plus 4.45% per annum, while the undrawn portion is subject to an unused line fee of 0.50% per annum. The Revolving Loan Facility is subject to a minimum balance, such that the Borrowers pay the greater of (i) interest accrued on the actual amount drawn under the Revolving Loan Facility and (ii) interest accrued on 35% of the average Borrowing Base prior to the first anniversary of the Revolving Loan Facility and 50% of the average Borrowing Base thereafter.

Under the Credit Agreements, the Borrowers are required to maintain minimum cash and cash equivalents of no less than $10 million, maintain net revenues in excess of certain specified minimum Net Revenue (as defined in the Credit Agreements) thresholds and make certain customary representations and covenants.  The Credit Agreements also contain customary events of default, including payment and covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments, breaches of material contracts and events resulting in a material adverse effect. If an event of default occurs and is not cured within any applicable grace period or is not waived, the Administrative Agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder, the suspension or termination of commitments under the Credit Agreements and the exercise of its remedies under the Uniform Commercial Code with respect to the collateral securing the obligations of the Borrowers under the Credit Agreements.  Upon the occurrence of an event of default, the Borrowers’ obligations under the Credit Agreements may at the election of the Administrative Agent or the lenders, or in the event of insolvency or bankruptcy will automatically, bear interest at rates that are 2.0% per annum in excess of the rates otherwise payable under the Credit Agreements.

The Company drew $60 million under the Term Loan Facility and $18 million under the Revolving Loan Facility on the Closing Date. Proceeds from the Term Loan Facility and Revolving Loan Facility were used for the repayment of approximately $3 million outstanding under the Wells Fargo Credit Agreement (as defined below) and for general working capital and corporate purposes.

The foregoing description of the Credit Agreements is qualified in its entirety by reference to the full text of the Credit Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this report and are incorporated by reference herein.

Item 1.02             Termination of a Material Definitive Agreement.

Concurrently with entering into the Credit Agreements described above, on the Closing Date, the Company terminated and repaid all outstanding amounts due under the Credit and Security Agreement dated February 25, 2011, between the Company and Wells Fargo Bank, National Association, as amended (as amended, the “Wells Fargo Credit Agreement”).  The Wells Fargo Credit Agreement provided for a revolving line of credit with a maximum availability of $65 million, subject to certain borrowing base limitations, and was scheduled to mature in June 2019.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01             Regulation FD Disclosure.

On December 7, 2015, the Company issued a press release announcing the Company’s entering into the Credit Agreements described above.  A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report are not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1

Credit and Security Agreement (Term Loan), dated as of December 7, 2015, by and among The Spectranetics Corporation and AngioScore Inc., as borrowers, MidCap Financial Trust, as administrative agent and a lender, and the other lenders party thereto.

10.2

Credit and Security Agreement (Revolving Loan), dated as of December 7, 2015, by and among The Spectranetics Corporation and AngioScore Inc., as borrowers, MidCap Financial Trust, as administrative agent and a lender, and the other lenders party thereto.

99.1	Press Release issued by The Spectranetics Corporation, dated December 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date: December 7, 2015	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit and Security Agreement (Term Loan), dated as of December 7, 2015, by and among The Spectranetics Corporation and AngioScore Inc., as borrowers, MidCap Financial Trust, as administrative agent and a lender, and the other lenders party thereto.

10.2

Credit and Security Agreement (Revolving Loan), dated as of December 7, 2015, by and among The Spectranetics Corporation and AngioScore Inc., as borrowers, MidCap Financial Trust, as administrative agent and a lender, and the other lenders party thereto.

99.1	Press Release issued by The Spectranetics Corporation, dated December 7, 2015.